UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 19, 2016

Commercial Vehicle Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34365	41-1990662
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7800 Walton Parkway, New Albany, Ohio	43054
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 614-289-5360
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.     Costs Associated with Exit or Disposal Activities.
On July 19, 2016, Commercial Vehicle Group, Inc. (the “Company”) disclosed that as part of its cost reduction and restructuring plan previously announced on November 19, 2015, the Company will transfer all wire harness production from its manufacturing facility in Monona, Iowa, to its facility in Agua Prieta, Mexico. In connection with this transfer of production, the Company estimates that it will record in the current and future fiscal quarters total charges of approximately $2.0 to $2.5 million, consisting of employee related costs of approximately $0.5 to $0.7 million, capital expenditures of approximately $1.0 to $1.2 million and facility exit and other contractual costs of approximately $0.5 to $0.6 million. The Company estimates that approximately $2.0 to $2.3 million of the total charges will be incurred as future cash expenditures. The transfer of production from the Monona facility to the Agua Prieta facility is expected to be substantially completed by March 31, 2017.
On July 21, 2016, the Company disclosed that as part of its cost reduction and restructuring plan previously announced on November 19, 2015, the Company will close its Shadyside, Ohio, facility that performs assembly and stamping activities, which activities will be transferred to alternative facilities or sourced to local suppliers. In connection with the closure of the Shadyside facility, the Company estimates that it will record in the current and future fiscal quarters total charges of approximately $3.5 to $4.5 million, consisting of employee related costs of approximately $1.0 to $1.3 million, capital expenditures of approximately $0.4 to $0.7 million and facility exit and other contractual costs of approximately $2.1 to $2.5 million. The Company estimates that approximately $3.3 to $4.3 million of the total charges will be incurred as future cash expenditures. The closure of the Shadyside facility is expected to be substantially completed by June 30, 2017.
On July 21, 2016, the Company disclosed the closure of its administrative offices in Wixom, Michigan. In connection with the closure of the Wixom office, the Company will incur immaterial charges.
At the time of the November 19, 2015 announcement of cost reduction and restructuring plan, the Company estimated pre-tax costs of $12 to $19 million, which is now lowered to $10 to $14 million. When fully implemented by the end 2017, the cost reduction and restructuring plan previously announced on November 19, 2015 is expected to lower annualized operating costs by $8 to $12 million.
The amounts and timing may vary materially based upon various factors. See “Cautionary Note Regarding Forward-Looking Information” below.
Item 7.01.     Regulation FD Disclosure.
On July 21, 2016, the Company issued a press release announcing the closure of the Monona facility, Shadyside facility, and the Wixom office. A copy of the press release is included as Exhibit 99.1 to this report.
Cautionary Note Regarding Forward-Looking Information
This Current Report on Form 8-K contains forward-looking statements that are subject to risks and uncertainties. These statements are indicated by words such as “expect,” “estimate” or similar expressions. In particular, this Current Report on Form 8-K contains forward-looking statements about management estimates of the charges and cash expenditures expected to be incurred in connection with facility closures and the nature of charges to be incurred. These statements are based upon information available to management as of the date hereof. Actual results may differ materially from the anticipated results because of certain risks and uncertainties, including, but not limited to, higher than expected closure expenses, a delay in implementation of the closure and other risks and uncertainties described in “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as required by law. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by such cautionary statements.
Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press release issued by the Company on July 21, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL VEHICLE GROUP, INC.

July 21, 2016	By:	/s/ C. Timothy Trenary
	Name:	C. Timothy Trenary
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by the Company on July 21, 2016.